THE GLOBAL GOVERNMENT PLUS FUND, INC.
                             ARTICLES OF AMENDMENT

     The Global Government Plus Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out
Article I and inserting in lieu thereof the following:

     "The name of the corporation (hereinafter called the "Corporation") is Prudential International Bond Fund, Inc."

     SECOND: The amendment to the charter of the Corporation as hereinabove set forth has been duly advised and approved by the board of directors and is limited to changes expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland to be made without stockholder action.

     THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FOURTH: The foregoing amendment to the charter of the Corporation shall become effective at 9:00 a.m. on August 8, 1997.

     IN WITNESS WHEREOF, The Global Government Plus Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and Secretary on June 26, 1997.


                                   THE GLOBAL GOVERNMENT PLUS FUND, INC.



                                   By: /s/ Richard A. Redeker
                                      -----------------------------------------
                                           Richard A. Redeker
                                           President
ATTEST:

By: /s/ Marguerite E. H. Morrison
   -------------------------------
        Marguerite E. H. Morrison
        Assistant Secretary


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     THE UNDERSIGNED, President of The Global Government Plus Fund, Inc., who
executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                   By: /s/ Richard A. Redeker
                                      -----------------------------------------
                                           Richard A. Redeker
                                           President